Exhibit 23.1








                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Doskocil Companies Incorporated on Form S-8 (File no. 33-45974) of our report dated March 3, 1995, on our audits of the consolidated financial statements of Doskocil Companies Incorporated as of December 31, 1994 and January 1, 1994, and for the years ended December 31, 1994, January 1, 1994, and January 2, 1993, which report is included in this Annual Report on Form 10-K.






                                    COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
March 7, 1995